Exhibit 99.1

Hain Celestial Reports Fiscal Second Quarter 2024 Financial Results

Company Delivers on Promise of Sequential Improvement and
Fuel Generation through Hain Reimagined Strategy

HOBOKEN, N.J., Feb. 7, 2024 — Hain Celestial Group (Nasdaq: HAIN), a leading manufacturer of better-for-you brands to inspire healthier living, today reported financial results for the fiscal second quarter ended December 31, 2023.

“We are pleased with the continued progress we are making on key pillars of our Hain Reimagined strategy, generating fuel through working capital management and productivity savings, driving growth through channel expansion, and building our organizational capabilities to scale our brands, expand our margins, and transform our business for sustained performance,” said Wendy Davidson, President and Chief Executive Officer. “This progress contributed to results in the second quarter which demonstrate sequential improvement in top- and bottom-line trends.”

Davidson added, “We are positioned to return to overall growth in the back half of the year, despite the challenging macroeconomic environment. Our North America Snacks launch of Garden Veggie™ Flavor Burst™, supported by a robust omnichannel launch plan, is setting up to be the strongest new product launch in recent company history, gaining outstanding acceptance across national and regional retailers and pre-order availability with online partners. Furthermore, we continue to earn incremental distribution across retail, away-from-home, and e-commerce channels in our core growth categories of Snacks, Baby & Kids and Beverages. We are making steady progress, advancing towards the reimagination of our business and creation of a sustainable and profitable growth model.”
FINANCIAL HIGHLIGHTS*

Summary of Fiscal Second Quarter Results Compared to the Prior Year Period

•Net sales were flat year-over year at $454.1 million, an improvement sequentially from the first quarter decrease of 3.3%
◦Organic net sales, defined as net sales adjusted to exclude the impact of acquisitions, divestitures and discontinued brands, increased 0.2% compared to the prior year period, an improvement sequentially from the first quarter decrease of 2.9%. The increase in organic net sales is inclusive of approximately 2.2 percentage points of benefit from foreign exchange.
•Gross profit margin was 22.5%, a 40-basis point decrease from the prior year period.
◦Adjusted gross profit margin was 23.5%, a 60-basis point increase from the prior year period.
•Net loss was $13.5 million compared to net income of $11.0 million in the prior year period.
◦Adjusted net income was $10.9 million compared to adjusted net income of $18.3 million in the prior year period.
•Net loss margin was (3.0%), as compared to net income margin of 2.4% in the prior year period.
◦Adjusted net income margin was 2.4%, as compared to 4.0% in the prior year period.
•Adjusted EBITDA was $47.1 million compared to $49.8 million in the prior year period; Adjusted EBITDA margin was 10.4%, a 60-basis point decrease compared to the prior year period.
•Loss per diluted share was $0.15 compared to earnings per diluted share (“EPS”) of $0.12 in the prior year period.
◦Adjusted EPS was $0.12 compared to adjusted EPS of $0.20 in the prior year period.

_______________________
*This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

Cash Flow and Balance Sheet Highlights

•Net cash provided by operating activities in the second quarter was $20.7 million compared to $2.5 million in the prior year period.
•Free cash flow in the second quarter was $14.8 million compared to negative free cash flow of $4.4 million in the prior year period.
•Total debt at the end of the fiscal second quarter was $809.2 million down from $828.7 million at the beginning of the fiscal year.
•Net debt at the end of the fiscal second quarter was $755.6 million compared to $775.4 million at the beginning of the fiscal year.
•The company ended the fiscal second quarter with a net secured leverage ratio of 4.2x as calculated under our amended credit agreement as compared to 4.3x at the beginning of the fiscal year.

SEGMENT HIGHLIGHTS

The company operates under two reportable segments: North America and International.

North America

North America net sales in the fiscal second quarter were $267.7 million. This represents a 5.2% decrease compared to the prior year period and a sequential improvement from the 9.8% decrease in the fiscal first quarter. Organic net sales decreased by 4.8% from the prior year period, representing a sequential improvement from the 9.3% decrease in the fiscal first quarter. As expected, the decrease was primarily due to lower sales in baby formula as a result of continued industry-wide challenges in organic formula supply, as well as in Snacks as we shifted our promotional strategy and optimized our channel mix for improved trade efficiency and profitability. This decrease was partially offset by growth in Beverages.

Segment gross profit in the fiscal second quarter was $62.0 million, a decrease of 12.9% from the prior year period. Adjusted gross profit was $66.4 million, a decrease of 6.7% from the prior year period. Gross margin was 23.2%, a 200-basis point decrease from the prior year period, and adjusted gross margin was 24.8%, a 40-basis point decrease from the prior year period. The decrease was driven by deleverage on lower sales volume as well as by inflation, partially offset by pricing and productivity.

Adjusted EBITDA in the fiscal second quarter was $31.2 million, a decrease of 18.9% from the prior year period. The decrease was driven primarily by lower volume, inflation and marketing investments, partially offset by productivity. Adjusted EBITDA margin was 11.7%, a 190-basis point decrease from the prior year period.
International

International net sales in the fiscal second quarter demonstrated continued strength, up 8.5% year-over-year to $186.4 million. This increase reflects 5.8 percentage points of growth from the favorable impact of foreign exchange. The increase was primarily driven by growth in Meal Prep as well as in Beverages.

Segment gross profit in the fiscal second quarter was $40.2 million, a 22.9% increase from the prior year period. Adjusted gross profit was $40.4 million, an increase of 23.3% from the prior year period. Each of gross margin and adjusted gross margin was 21.6%, representing a 250-basis point and 260-basis point increase from the prior year period, respectively. The increase in gross profit was mainly due to pricing partially offset by inflation.

Adjusted EBITDA in the fiscal second quarter was $26.0 million, a 35.0% increase from the prior year period. The increase was driven primarily by pricing, partially offset by lower volumes and inflation. Adjusted EBITDA margin was 13.9%, a 270-basis point improvement from the prior year period.

FISCAL 2024 GUIDANCE**

Lee Boyce, Executive Vice President and Chief Financial Officer stated, “We are making early progress against Hain Reimagined, especially in the delivery of fuel as planned in this foundational year of the restructure program. We have accelerated some of the initiatives outlined in the Focus Pillar, primarily portfolio and channel mix improvements. This is expected to create near-term revenue headwind as we rationalize lower margin SKUs and sales. As a result, we believe it is prudent to take a more conservative view of the balance of fiscal 2024. In addition, we expect less of a tailwind from foreign exchange than when we initially provided guidance in August. Considering these factors as well as performance year-to-date, we are adjusting our guidance for the full year.”

The company is revising guidance for fiscal 2024 as follows:

•Organic net sales growth of approximately 1% or more, compared to previous guidance of 2% to 4% growth.
◦This reflects a reduction in the expected foreign exchange tailwind assumed in our fiscal year 2024 guidance provided in August from approximately 2 points to 1 point, assuming continuation of current rates.
•Adjusted EBITDA between $155 million and $160 million, compared to previous guidance of $155 million to $165 million, aligned to the associated revenue assumptions.
•Free cashflow of $40 to $45 million, compared to previous guidance of $50 to $55 million, reflecting costs associated with Hain Reimagined.

** The forward-looking non-GAAP financial measures included in this section are not reconciled to the comparable forward-looking GAAP financial measures. The company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include certain litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on the company’s GAAP financial results.

Conference Call and Webcast Information

Hain Celestial will host a conference call and webcast today at 8:00 AM EST to discuss its results and business outlook. The live webcast and the accompanying presentation will be available under the Investors section of the company’s corporate website at www.hain.com. Investors and analysts can access the live call by dialing 877-407-9716 or 201-493-6779. Participation by the press and public in the Q&A session will be in listen-only mode. A replay of the call will be available approximately shortly after the conclusion of the live call until Wednesday, February 14, 2024, and can be accessed by dialing 844-512-2921 or 1-412-317-6671 and referencing the conference access ID: 13744015.

About The Hain Celestial Group

Hain Celestial Group is a leading health and wellness company whose purpose is to inspire healthier living for people, communities and the planet through better-for-you brands. For more than 30 years, our portfolio of beloved brands has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Headquartered in Hoboken, N.J., Hain Celestial’s products across snacks, baby/kids, beverages, meal preparation, and personal care, are marketed and sold in over 75 countries around the world. Our leading brands include Garden Veggie™ snacks, Terra® chips, Garden of Eatin’® snacks, Earth’s Best® and Ella’s Kitchen® baby and kids foods, Celestial Seasonings® teas, Joya® and Natumi® plant-based beverages, Greek Gods® yogurt, Cully & Sully®, Imagine® and New Covent Garden® soups, Yves® and Linda McCartney’s® (under license) meat-free, and Alba Botanica® natural sun care, among others. For more information, visit hain.com and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things: our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives (including statements related to Hain Reimagined and our related investments in our business); our business strategy; the impact of foreign exchange on our results; our brand portfolio; product performance; distribution of our products; and current or future macroeconomic trends.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; our ability to manage our supply chain effectively; input cost inflation, including with respect to freight and other distribution costs; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; changes to consumer preferences; customer concentration; reliance on independent distributors; risks associated with operating internationally; pending and future litigation, including litigation relating to Earth’s Best® baby food products; the reputation of our company and our brands; compliance with our credit agreement; foreign currency exchange risk; the availability of organic ingredients; risks associated with outsourcing arrangements; our ability to execute our cost reduction initiatives and related strategic initiatives; risks associated with conflicts in Eastern Europe and the Middle East and other geopolitical events; our ability to identify and complete acquisitions or divestitures and our level of success in integrating acquisitions; our reliance on independent certification for a number of our products; our ability to use and protect trademarks; general economic conditions; cybersecurity incidents; disruptions to information technology systems; changing rules, public disclosure regulations and stakeholder expectations on ESG-related matters; the impact of climate change; liabilities, claims or regulatory change with respect to environmental matters; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; compliance with data privacy laws; our ability to issue preferred stock; the adequacy of our insurance coverage; impairments in the carrying value of goodwill or other intangible assets; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including, among others, organic net sales, adjusted operating income and its related margin, adjusted gross profit and its related margin, adjusted net income and its related margin, adjusted earnings per diluted share, adjusted EBITDA and its related margin, free cash flow and net debt. The reconciliations of historic non-GAAP financial measures to the comparable GAAP financial measures are provided in the tables below. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the company’s consolidated financial statements presented in accordance with GAAP.

We define our non-GAAP financial measures as follows:

•Organic net sales: net sales excluding the impact of acquisitions, divestitures and discontinued brands. To adjust organic net sales for the impact of acquisitions, the net sales of an acquired business are excluded from fiscal quarters constituting or falling within the current period and prior period where the applicable fiscal quarter in the prior period did not include the acquired business for the entire quarter. To adjust organic net sales for the impact of divestitures and discontinued brands, the net sales of a divested business or discontinued brand are excluded from all periods.
•Adjusted gross profit and its related margin: gross profit, before inventory write-downs related to exited categories, plant closure related costs, net and warehouse and manufacturing consolidation and other costs, net.
•Adjusted operating income and its related margin: operating income (loss) before certain litigation expenses, net, inventory write-downs related to exited categories, plant closure related costs, net, productivity and transformation costs, CEO succession costs, warehouse and manufacturing consolidation and other costs, net, costs associated with acquisitions, divestitures and other transactions, and long-lived asset impairments.
•Adjusted net income and its related margin and diluted net income per common share, as adjusted: net (loss) income, adjusted to exclude the impact of certain litigation expenses, net, inventory write-downs related to exited categories, plant closure related costs, net, productivity and transformation costs, CEO succession costs, warehouse and manufacturing consolidation and other costs, net, costs associated with acquisitions, divestitures and other transactions, (gains) losses on sales of assets, long-lived asset impairments, unrealized currency losses and the related tax effects of such adjustments.
•Adjusted EBITDA: net (loss) income before net interest expense, income taxes, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, net, unrealized currency (gains) losses, certain litigation and related costs, inventory write-downs related to exited categories, plant closure related costs, net, productivity and transformation costs, CEO succession costs, warehouse and manufacturing consolidation and other costs, costs associated with acquisitions, divestitures and other transactions, (gains) losses on sales of assets, long-lived asset impairments and other adjustments.
•Free cash flow: net cash provided by or used in operating activities less purchases of property, plant and equipment.
•Net debt: total debt less cash and cash equivalents.

We believe that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the company’s operations and are useful for period-over-period comparisons of operations. We provide:

•Organic net sales to demonstrate the growth rate of net sales excluding the impact of acquisitions, divestitures and discontinued brands, and believe organic net sales is useful to investors because it enables them to better understand the growth of our business from period to period.

•Adjusted results as important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
•Free cash flow as one factor in evaluating the amount of cash available for discretionary investments.
•Net debt as a useful measure to monitor leverage and evaluate the balance sheet.

Investor Relations Contact:
Alexis Tessier
Investor.Relations@hain.com

Media Contact:
Jen Davis
Jen.Davis@hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Second Quarter		Second Quarter Year to Date
	2024	2023	2024	2023

Net sales	$454,100	$454,208	$879,129	$893,559
Cost of sales	351,885	350,351	692,971	695,367
Gross profit	102,215	103,857	186,158	198,192
Selling, general and administrative expenses	73,952	72,357	151,121	147,308
Long-lived asset impairment	20,666	340	21,360	340
Productivity and transformation costs	6,869	986	13,272	1,759
Amortization of acquired intangible assets	1,509	2,785	3,464	5,573
Operating (loss) income	(781)	27,389	(3,059)	43,212
Interest and other financing expense, net	16,138	10,812	29,382	18,489
Other income, net	(42)	(1,062)	(307)	(2,852)
(Loss) income before income taxes and equity in net loss of equity-method investees	(16,877)	17,639	(32,134)	27,575
(Benefit) provision for income taxes	(4,249)	6,357	(9,628)	8,988
Equity in net loss of equity-method investees	907	316	1,405	698
Net (loss) income	$(13,535)	$10,966	$(23,911)	$17,889

Net (loss) income per common share:
Basic	$(0.15)	$0.12	$(0.27)	$0.20
Diluted	$(0.15)	$0.12	$(0.27)	$0.20

Shares used in the calculation of net (loss) income per common share:
Basic	89,811	89,380	89,661	89,343
Diluted	89,811	89,578	89,661	89,535

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited and in thousands)

	December 31, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$53,672	$53,364
Accounts receivable, net	192,538	160,948
Inventories	295,276	310,341
Prepaid expenses and other current assets	57,954	66,378
Total current assets	599,440	591,031
Property, plant and equipment, net	273,451	296,325
Goodwill	939,561	938,640
Trademarks and other intangible assets, net	295,011	298,105
Investments and joint ventures	11,411	12,798
Operating lease right-of-use assets, net	91,388	95,894
Other assets	23,372	25,846
Total assets	$2,233,634	$2,258,639
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$169,054	$134,780
Accrued expenses and other current liabilities	90,857	88,520
Current portion of long-term debt	7,569	7,567
Total current liabilities	267,480	230,867
Long-term debt, less current portion	801,675	821,181
Deferred income taxes	52,900	72,086
Operating lease liabilities, noncurrent portion	86,022	90,014
Other noncurrent liabilities	29,736	26,584
Total liabilities	1,237,813	1,240,732
Stockholders' equity:
Common stock	1,118	1,113
Additional paid-in capital	1,224,667	1,217,549
Retained earnings	628,650	652,561
Accumulated other comprehensive loss	(130,025)	(126,216)
	1,724,410	1,745,007
Less: Treasury stock	(728,589)	(727,100)
Total stockholders' equity	995,821	1,017,907
Total liabilities and stockholders' equity	$2,233,634	$2,258,639

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Second Quarter		Second Quarter Year to Date
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(13,535)	$10,966	$(23,911)	$17,889
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities
Depreciation and amortization	11,197	12,155	23,502	24,125
Deferred income taxes	(5,522)	(486)	(16,791)	(1,983)
Equity in net loss of equity-method investees	907	316	1,405	698
Stock-based compensation, net	3,376	3,435	7,118	7,429
Long-lived asset impairment	20,666	340	21,360	340
(Gain) loss on sale of assets	—	(3,335)	62	(3,395)
Other non-cash items, net	1,521	(1,048)	965	(2,505)
(Decrease) increase in cash attributable to changes in operating assets and liabilities:
Accounts receivable	(29,497)	3,053	(30,647)	(6,536)
Inventories	22,589	(1,722)	15,166	(18,629)
Other current assets	(3,879)	(2,872)	4,882	(331)
Other assets and liabilities	622	2,830	(2,576)	4,178
Accounts payable and accrued expenses	12,210	(21,168)	34,150	(23,932)
Net cash provided by (used in) operating activities	20,655	2,464	34,685	(2,652)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(5,829)	(6,840)	(12,735)	(14,055)
Investments and joint ventures, net	—	242	—	433
Proceeds from sale of assets	75	7,512	1,332	7,608
Net cash (used in) provided by investing activities	(5,754)	914	(11,403)	(6,014)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	76,000	105,000	122,000	185,000
Repayments under bank revolving credit facility	(80,000)	(123,000)	(137,000)	(191,000)
Repayments under term loan	(1,875)	(1,875)	(3,750)	(3,750)
Payments of other debt, net	(20)	(87)	(3,854)	(159)
Employee shares withheld for taxes	(614)	(754)	(1,489)	(983)
Net cash used in financing activities	(6,509)	(20,716)	(24,093)	(10,892)
Effect of exchange rate changes on cash	7,000	8,981	1,119	(2,517)
Net increase (decrease) in cash and cash equivalents	15,392	(8,357)	308	(22,075)
Cash and cash equivalents at beginning of period	38,280	51,794	53,364	65,512
Cash and cash equivalents at end of period	$53,672	$43,437	$53,672	$43,437

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q2 FY24	$267,671	$186,429	$—	$454,100
Net sales - Q2 FY23	$282,361	$171,847	$—	$454,208
% change - FY24 net sales vs. FY23 net sales	(5.2)%	8.5%		(0.0)%

Gross Profit
Q2 FY24
Gross profit	$61,982	$40,233	$—	$102,215
Non-GAAP adjustments(1)	4,431	125	—	4,556
Adjusted gross profit	$66,413	$40,358	$—	$106,771
% change - FY24 gross profit vs. FY23 gross profit	(12.9)%	22.9%		(1.6)%
% change - FY24 adjusted gross profit vs. FY23 adjusted gross profit	(6.7)%	23.3%		2.8%
Gross margin	23.2%	21.6%		22.5%
Adjusted gross margin	24.8%	21.6%		23.5%

Q2 FY23
Gross profit	$71,127	$32,730	$—	$103,857
Non-GAAP adjustments(1)	22	(6)	—	16
Adjusted gross profit	$71,149	$32,724	$—	$103,873
Gross margin	25.2%	19.0%		22.9%
Adjusted gross margin	25.2%	19.0%		22.9%

Adjusted EBITDA
Q2 FY24
Adjusted EBITDA	$31,218	$25,969	$(10,061)	$47,126
% change - FY24 adjusted EBITDA vs. FY23 adjusted EBITDA	(18.9)%	35.0%	(26.8)%	(5.4)%
Adjusted EBITDA margin	11.7%	13.9%		10.4%

Q2 FY23
Adjusted EBITDA	$38,510	$19,242	$(7,935)	$49,817
Adjusted EBITDA margin	13.6%	11.2%		11.0%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q2 FY24 YTD	$527,725	$351,404	$—	$879,129
Net sales - Q2 FY23 YTD	$570,757	$322,802	$—	$893,559
% change - FY24 net sales vs. FY23 net sales	(7.5)%	8.9%		(1.6)%

Gross Profit
Q2 FY24 YTD
Gross profit	$112,878	$73,280	$—	$186,158
Non-GAAP adjustments(1)	7,751	125	—	7,876
Adjusted gross profit	$120,629	$73,405	$—	$194,034
% change - FY24 gross profit vs. FY23 gross profit	(17.4)%	19.1%		(6.1)%
% change - FY24 adjusted gross profit vs. FY23 adjusted gross profit	(11.8)%	19.3%		(2.1)%
Gross margin	21.4%	20.9%		21.2%
Adjusted gross margin	22.9%	20.9%		22.1%

Q2 FY23 YTD
Gross profit	$136,662	$61,530	$—	$198,192
Non-GAAP adjustments(1)	52	—	—	52
Adjusted gross profit	$136,714	$61,530	$—	$198,244
Gross margin	23.9%	19.1%		22.2%
Adjusted gross margin	24.0%	19.1%		22.2%

Adjusted EBITDA
Q2 FY24 YTD
Adjusted EBITDA	$49,945	$43,407	$(22,136)	$71,216
% change - FY24 adjusted EBITDA vs. FY23 adjusted EBITDA	(27.9)%	27.0%	(25.5)%	(17.0)%
Adjusted EBITDA margin	9.5%	12.4%		8.1%

Q2 FY23 YTD
Adjusted EBITDA	$69,291	$34,189	$(17,634)	$85,846
Adjusted EBITDA margin	12.1%	10.6%		9.6%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands, except per share amounts)

Reconciliation of Gross Profit, GAAP to Gross Profit, as Adjusted:
	Second Quarter		Second Quarter Year to Date
	2024	2023	2024	2023
Gross profit, GAAP	$102,215	$103,857	$186,158	$198,192
Adjustments to Cost of sales:
Plant closure related costs, net	2,302	16	5,622	52
Inventory write-downs related to exited categories	1,443	—	1,443	—
Warehouse/manufacturing consolidation and other costs, net	811	—	811	—
Gross profit, as adjusted	$106,771	$103,873	$194,034	$198,244

Reconciliation of Operating (Loss) Income, GAAP to Operating Income, as Adjusted:
	Second Quarter		Second Quarter Year to Date
	2024	2023	2024	2023
Operating (loss) income, GAAP	$(781)	$27,389	$(3,059)	$43,212
Adjustments to Cost of sales:
Plant closure related costs, net	2,302	16	5,622	52
Inventory write-downs related to exited categories	1,443	—	1,443	—
Warehouse/manufacturing consolidation and other costs, net	811	—	811	—

Adjustments to Operating expenses(a):
Long-lived asset impairment	20,666	340	21,360	340
Productivity and transformation costs	6,869	986	13,272	1,759
Certain litigation expenses, net(b)	2,091	2,482	3,615	4,945
Transaction and integration costs, net	109	402	227	1,769
CEO succession	—	5,113	—	5,113
Plant closure related costs, net	—	37	(53)	(1)
Warehouse/manufacturing consolidation and other costs, net	—	(1,413)	—	(1,413)
Operating income, as adjusted	$33,510	$35,352	$43,238	$55,776

Reconciliation of Net (Loss) Income, GAAP to Net Income, as Adjusted:
	Second Quarter		Second Quarter Year to Date
	2024	2023	2024	2023
Net (loss) income, GAAP	$(13,535)	$10,966	$(23,911)	$17,889
Adjustments to Cost of sales:
Plant closure related costs, net	2,302	16	5,622	52
Inventory write-downs related to exited categories	1,443	—	1,443	—
Warehouse/manufacturing consolidation and other costs, net	811	—	811	—

Adjustments to Operating expenses(a):
Long-lived asset impairment	20,666	340	21,360	340
Productivity and transformation costs	6,869	986	13,272	1,759
Certain litigation expenses, net(b)	2,091	2,482	3,615	4,945
Transaction and integration costs, net	109	402	227	1,769
CEO succession	—	5,113	—	5,113
Plant closure related costs, net	—	37	(53)	(1)
Warehouse/manufacturing consolidation and other costs, net	—	(1,413)	—	(1,413)

Adjustments to Interest and other expense, net(c):
Unrealized currency losses	950	2,160	154	449
(Gain) loss on sale of assets	—	(3,355)	62	(3,395)

Adjustments to (Benefit) provision for income taxes:
Net tax impact of non-GAAP adjustments	(10,807)	526	(15,233)	(20)
Net income, as adjusted	$10,899	$18,260	$7,369	$27,487
Net (loss) income margin	(3.0)%	2.4%	(2.7)%	2.0%
Adjusted net income margin	2.4%	4.0%	0.8%	3.1%

Diluted shares used in the calculation of net (loss) income per common share:	89,811	89,578	89,661	89,535

Diluted net (loss) income per common share, GAAP	$(0.15)	$0.12	$(0.27)	$0.20
Diluted net income per common share, as adjusted	$0.12	$0.20	$0.08	$0.31

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, long-lived asset impairment and productivity and transformation costs.
(b) Expenses and items relating to securities class action and baby food litigation.
(c) Interest and other expense, net includes interest and other financing expenses, net, unrealized currency losses, (gain) loss on sale of assets and other expense, net.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth
(unaudited and in thousands)

Q2 FY24	North America	International	Hain Consolidated
Net sales	$267,671	$186,429	$454,100
Divestitures and discontinued brands	—	—	—
Organic net sales	$267,671	$186,429	$454,100

Q2 FY23
Net sales	$282,361	$171,847	$454,208
Divestitures and discontinued brands	(1,148)	—	(1,148)
Organic net sales	$281,213	$171,847	$453,060

Net sales (decline) growth	(5.2)%	8.5%	(0.0)%
Impact of divestitures and discontinued brands	0.4%	0.0%	0.2%
Organic net sales (decline) growth	(4.8)%	8.5%	0.2%

Q2 FY24 YTD	North America	International	Hain Consolidated
Net sales	$527,725	$351,404	$879,129
Divestitures and discontinued brands	8	—	8
Organic net sales	$527,733	$351,404	$879,137

Q2 FY23 YTD
Net sales	$570,757	$322,802	$893,559
Divestitures and discontinued brands	(2,910)	—	(2,910)
Organic net sales	$567,847	$322,802	$890,649

Net sales (decline) growth	(7.5)%	8.9%	(1.6)%
Impact of divestitures and discontinued brands	0.4%	0.0%	0.3%
Organic net sales (decline) growth	(7.1)%	8.9%	(1.3)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA
(unaudited and in thousands)

	Second Quarter		Second Quarter Year to Date
	2024	2023	2024	2023

Net (loss) income	$(13,535)	$10,966	$(23,911)	$17,889

Depreciation and amortization	11,197	12,155	23,502	24,125
Equity in net loss of equity-method investees	907	316	1,405	698
Interest expense, net	15,333	10,379	27,956	17,658
(Benefit) provision for income taxes	(4,249)	6,357	(9,628)	8,988
Stock-based compensation, net	3,376	3,435	7,118	7,429
Unrealized currency (gains) losses	(194)	2,160	(159)	449
Certain litigation expenses, net(a)	2,091	2,482	3,615	4,945
Restructuring activities
Productivity and transformation costs	6,869	986	13,272	1,759
Plant closure related costs, net	2,302	53	4,143	51
Warehouse/manufacturing consolidation and other costs, net	811	(1,972)	811	(1,972)
CEO succession	—	5,113	—	5,113
Acquisitions, divestitures and other
Transaction and integration costs, net	109	402	227	1,769
(Gain) loss on sale of assets	—	(3,355)	62	(3,395)
Impairment charges
Long-lived asset impairment	20,666	340	21,360	340
Inventory write-downs related to exited categories	1,443	—	1,443	—
Adjusted EBITDA	$47,126	$49,817	$71,216	$85,846

(a) Expenses and items relating to securities class action and baby food litigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Free Cash Flow
(unaudited and in thousands)

	Second Quarter		Second Quarter Year to Date
	2024	2023	2024	2023

Net cash provided by (used in) operating activities	$20,655	$2,464	$34.685	$(2.652)
Purchases of property, plant and equipment	(5,829)	(6,840)	(12.735)	(14.055)
Free cash flow	$14,826	$(4,376)	$21,950	$(16,707)

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Debt
(unaudited and in thousands)

	December 31, 2023	June 30, 2023
Debt
Long-term debt, less current portion	$801,675	$821,181
Current portion of long-term debt	7,569	7,567
Total debt	$809,244	$828,748
Less: Cash and cash equivalents	53,672	53,364
Net debt	$755,572	$775,384